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                     CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 22, 2000, relating to the financial statements and financial highlights of Cash Accumulation Trust (consisting of National Money Market Fund and Liquid Assets Fund), which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
   New York, New York
   November 29, 2000